Exhibit 99.1

FOR IMMEDIATE RELEASE
October 27, 2021

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. ANNOUNCES DAVID E. COLLINS, BOARD MEMBER, RETIRES

David E. Collins, a member of the Board of Directors of Community Trust Bancorp, Inc. (NASDAQ-CTBI), and Community Trust Bank, Inc. retired effective October 26, 2021, after having served as a member of the Bank Board since 2005 and the Holding Company Board since April 2021.  Mr. Collins provided exemplary service to CTBI having participated in the growth of CTBI from $2.7 billion in total assets to $5.4 billion, operating in Kentucky, West Virginia, and Tennessee.  David has been a strong advocate for CTBI and has been tireless in his support as CTBI expanded into new markets.

“We greatly appreciate David’s dedication to Community Trust and will miss his service to CTBI,” said Jean Hale, Chairman.  “We wish David continued good health and happiness in his retirement,” said Hale.

Community Trust Bancorp, Inc., with assets of $5.4 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.